Exhibit 32.1
CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Emily M. Leproust, certify pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Twist Bioscience Corporation for the fiscal year ended September 30, 2023, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and result of operations of Twist Bioscience Corporation.

Date: November 21, 2023	By:	/s/ Emily M. Leproust
Emily M. Leproust
Chief Executive Officer
(Principal Executive Officer)